Exhibit 10.16

Translation of Agreement on Research into Tibetan Medicine Pharmacology and Effect

Party A: Yunnan Shangri-la Tibetan Pharmaceutical Group Limited

Party B: The Second Military Medical University of Chinese People’s Liberation Army

In order to support West China Development Drive, promote the Tibetan medicine modernization strategy and help those frontier backwards areas to alleviate poverty, Party B makes a resolution to provide support and assistance in Party A’s current products as well as its on-going research products by analysis of the Pharmacology and Effect. Therefore both parties, through friendly consultation, agree upon the following terms and conditions:

1. Party A is entitled to jointly establish the related Tibetan Medicine research institute with Party B and then participates in the development and research into the new varieties of Tibetan Medicine in Yunnan Province.

2 As Party A is the main responsibility-assuming unit of newly-developed flagship Tibetan medicine products listed in the Items of National Key Science& Technology Products Promulgation Program, Party B covenants and agrees to provide the technical support in the whole process therein.

3 Party B shall provide the technical support and the related materials as required by Party A.

4 Party A shall pay RMB 600,000.00 as the technical service fees to Party B annually, with the installment of RMB150, 000.00 quarterly.

5 Party B will provide Party A with the assistance in applying to Yunnan Pharmaceutical Supervision Bureau for four newly-developed Tibetan medicine varieties in accordance with the approval procedures as well as the related regulations, and Party B agrees that such products ownership shall belong to Party A.

6 Anything else not contained in this agreement shall be supplemented in writing by mutual friendly consultation with the principle of reciprocity.

7 This Agreement will commence on the Effective Date of Jan 1st, 2007 until Dec 1st, 2011 with a 5-year effective term.

Party A: Yunnan Shangri-la Tibetan Pharmaceutical Group Limited

Authorized Person: Hong Yu (Signature)

Yunnan Shangri-la Tibetan Pharmaceutical Group Limited (Seal)

Party B: The Second Military Medical University of Chinese People’s Liberation Army

Authorized Person: Mengchao Wu (Signature)

The Second Military Medical University of Chinese People’s Liberation Army (Seal)